United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2026

Date of Report (Date of earliest event reported)

Miluna Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42911	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12F, No. 43,

Cheng Gong Road, Sec 4, Neihu

Taipei, 114

Taiwan, 114049

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +886 900-605-199

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one redeemable warrant	MMTXU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	MMTX	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share at an exercise price of $11.50 per share	MMTXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2026, on February 17, 2026, Miluna Acquisition Corp (the “Company”) received a letter of resignation (the “Resignation Letter”) from Ms. Mei Chi Tsai. Pursuant to the Resignation Letter, Ms. Tsai resigned from her position as a member of the board of directors of the Company (the “Board”) and from all the committees on which she served, effective February 17, 2026.

On February 25, 2026, the Board appointed Ms. Yajuan Ding, age 33, to serve as a director of the Company commencing on the same day. The Board determined that Ms. Ding qualifies as an “independent director” under the Nasdaq Stock Market Listing Rules.

Ms. Yajuan Ding has served as director of strategic investment at Youzu Network Co., Ltd. since March 2024, overseeing equity investments, strategic synergies, and post-investment management. From May 2022 to March 2024, Ms. Ding served as senior investment manager at Shanghai Futeng Private Equity Fund Management Co., Ltd., responsible for fund-of-funds investments and fundraising. From January 2019 to April 2022, Ms. Ding served as senior investment manager at Shanghai Maosi Enterprise Management Consulting Co., Ltd., where she led the formation of special purpose acquisition companies (“SPACs”), identified and evaluated acquisition targets, and coordinated the M&A process. Ms. Ding has served as financial consultant for multiple SPACs, including Venus Acquisition Corporation (Nasdaq: VENA) from February 2021 to April 2022, Golden Path Acquisition Corporation (Nasdaq: GPCO) from June 2021 to February 2022, Longevity Acquisition Corporation (Nasdaq: LOAC) from October 2019 to February 2021, and Greenland Acquisition Corporation (Nasdaq: GLAC) from December 2018 to October 2019. From April 2017 to December 2018, Ms. Ding served as investment manager of Jupai Investment Group, where she was responsible for structuring fund products, designing marketing strategies, and fundraising. From October 2015 to April 2017, Ms. Ding served as auditor at Deloitte Touche Tohmatsu CPA LLP in the Shanghai office. Ms. Ding received a bachelor’s degree in accounting from Michigan State University in 2015 and a master’s degree in business administration from Fudan University in 2024.

On February 25, 2026, the Company entered into an indemnification agreement with Ms. Ding. A copy of the indemnification agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On February 25, 2026, the Company, MilunaC Technology Limited (the “Sponsor”) and Ms. Ding entered into a joinder (the “Joinder”) to the letter agreement, dated October 22, 2025, by and among the Company, its executive officers, its directors and the Sponsor. A copy of the Joinder is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

In connection with her appointment as a director of the Company, Ms. Ding will receive 10,000 ordinary shares of the Company from the Sponsor.

Other than as disclosed above, there are no arrangements or understandings between Ms. Ding and any other persons pursuant to which Ms. Ding was selected as a director of the Company. There are no family relationships between Ms. Ding and any director or executive officer of the Company, and Ms. Ding does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Indemnification Agreement dated February 25, 2026 by and between Yajuan Ding and the Company
10.2	Joinder dated February 25, 2026, by and among Yajuan Ding, the Company, and the Sponsor to Letter Agreement, dated October 22, 2025, by and among the Company, its executive officers, its directors and the Sponsor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2026

MILUNA ACQUISITION CORP

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Chief Executive Officer